Exhibit 2

Proforma Financial statements

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
	PROFORMA BALANCE SHEET
	December 31, 2006

		Kaire	H&H	Purchase		Company
Account		Pre-Merger	Pre-Merger	Adjustment		Post Merger
Cash			$589,995			$589,995
Investments-Temporary			$223,972			$223,972
Accounts Receivable			$3,776,843			$3,776,843
Property, Plant & Equipment			$15,547			$15,547
Deferred Tax asset			$160,605			$160,605
Other Assets		6,906	6,496	0	(4)	$13,402
Goodwill				8,015,551	(4)(5)	$8,015,551
Total Assets		6,906	4,773,458	8,015,551		12,795,915

Total Liabilities		5,021,697	3,062,827	0		8,084,524

Common Stock		42,617	1,000	828,000	(1)	$900,000
Company A				(1,000)	(3)
				29,383	(5)

Addt'l Pd in Capital		40,139,231		(828,000)	(1)	$2,101,760
				1,000	(3)
				(45,196,639)	(2)
				8,280,000	(4)
				(293,832)	(5)
Accumulated comprehensive income			82,210			$82,210
Retained Earnings		(45,196,639)	1,627,421	45,196,639		$1,627,421

Total Owner Equity ("O/E")		(5,014,791)	1,710,631	8,015,551		4,711,391

Total Liabilities and O/E		6,906	4,773,458	8,015,551		12,795,915

FOOTNOTES	(1)	Issuance of 828,000,000 shares of $.001 par value - Kaire
		common stock in exchange for the outstanding
		common shares of H&H Glass

	(2)	Eliminate Kaire Holding's retained earnings

	(3)	Eliminate H&H's common stock

	(4)	Step up Company A assets to fair value
		Fair Value: Fair Value of the net assets acquired and the
		consideration paid are assumed to be equal.

	(5)	Issuance of 29,383,194 shares at $.01 per share to the following:
		a) Steven Westlund - 27,000,000
		b) Randall Jones - 2,383,194

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
Proforma Consolidated Statement of Operations
December 31, 2006
	Kaire	H&H	Company
Account	Pre-Merger	Pre-Merger	Post Merger

Revenues	$0	$14,533,801	$14,533,801
Cost of Goods Sold	$0	($12,690,952)	($12,690,952)
			$0
Gross Profit	$0	$1,842,849	$1,842,849

Operating Expenses
General & admin expense	411,604	855,842	$1,267,446
Rent	0	75,206
Salaries & Wages	111,250	419,473
			$0
Total Operating Expenses	522,854	1,350,521	4,953,144

Operating Income (Loss)	(522,854)	492,328	(30,526)

Other Income (Expense)
Interest Income (Expense)	(168,433)	12,683	($155,750)
Investment Income	0	0	$0
Derivative Income (Expense)	(402,302)		($402,302)
Other Income	21,091	(192)	$20,899

Total Other Income (Expense)	(549,644)	12,491	($537,153)

Income (Loss) from continuing operations
before taxes	(1,072,498)	504,819	(567,679)

Provision for income taxes	0	(202,972)	($202,972)

Income (Loss) From continuing operations	(1,072,498)	301,847	(770,651)

Income (loss) from Discontinued operations	(241,053)	0	($241,053)

Other comprehensive Income
Unrealized gain on investment		56,258	$56,258

Net Loss	(1,313,551)	358,105	(955,446)

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
	PROFORMA BALANCE SHEET
	March 31, 2007

		Kaire	H&H	Purchase		Company
Account		Pre-Merger	Pre-Merger	Adjustment		Post Merger
Cash		$94,951	$656,076			$751,027
Investments-Temporary			251,242			251,242
Accounts Receivable			2,662,889			2,662,889
Property, Plant & Equipment			15,547			15,547
Deferred Tax asset			160,605			160,605
Other Assets		1,447	6,496	0	(4)	7,943
Goodwill				8,015,551	(4)(5)	8,015,551
Total Assets		96,398	3,752,855	8,015,551		11,864,804

Liabilities		4,568,872	1,941,981	0		6,510,853

Common Stock		42,617	1,000	828,000	(1)	$900,000
Company A				(1,000)	(3)
				29,383	(5)

Addt'l Pd in Capital		40,139,231		(828,000)	(1)	$2,101,760
				1,000	(3)
				(45,196,639)	(2)
				8,280,000	(4)
				(293,832)	(5)
Accumulated comprehensive income			109,480			109,480
Retained Earnings		(44,654,322)	1,700,394	45,196,639		$2,242,711

Total Owner Equity ("O/E")		(4,472,474)	1,810,874	8,015,551		5,353,951

Total Liabilities and O/E		$96,398	$3,752,855	$8,015,551		$11,864,804

FOOTNOTES	(1)	Issuance of 828,000,000 shares of $.001 par value Company A
		common stock in exchange for the outstanding
		common shares of Company T

	(2)	Eliminate Kaire Holding's retained earnings

	(3)	Eliminate company T's common stock

	(4)	Step up Company A assets to fair value
		Fair Value: Fair Value of the net assets acquired and the
		consideration paid are assumed to be equal.

	(5)	Issuance of 29,383,194 shares at $.01 per share to the following:
		a) Steven Westlund - 27,000,000
		b) Randall Jones - 2,383,194

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
Proforma Statement of operations - Three months ending
March 31, 2007

	Kaire	H&H	Company
Account	Pre-Merger	Pre-Merger	Post Merger

Revenues	$0	$2,956,750	$2,956,750
Cost of Goods Sold	0	2,509,567	2,509,567

Gross Profit	0	447,184	447,184

Operating Expenses
General & admin expense	32,770	158,722	191,492
Rent	0	19,054	19,054
Salaries & Wages	0	67,284	67,284

Total Operating Expenses	32,770	245,060	277,830

Operating Income (Loss)	(32,770)	202,124	169,354

Other Income (Expense)
Interest Income	0	6,050	6,050
Investment Income	0	0	0
Derivative Income (Expense)	562,942	0	562,942
Other Expense	(5,459)	0	(5,459)

Total Other Income (Expense)	557,483	6,050	563,533

Income (Loss) from continuing operations
before taxes	524,713	208,174	732,887

Income Taxes	0	(135,200)	(135,200)

Income (loss) From continuing Operations	524,713	72,974	597,687

Income (loss) from discontinued operations	17,605	0	17,605

Other comprehensive Income
Unrealized gain on investment	0	27,270	27,270

Net Income (loss)	$542,318	$100,244	$642,562

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
PROFORMA BALANCE SHEET
June 30, 2007

		Kaire	H&H	Purchase		Company
Account		Pre-Merger	Pre-Merger	Adjustment		Post Merger
Cash		$53,918	$997,242			$1,051,160
Investments-Temporary		0	274,447			274,447
Accounts Receivable		0	4,480,784			4,480,784
Property, Plant & Equipment		0	15,547			15,547
Deferred Tax asset		0	160,605			160,605
Other Assets		0	6,496	0	(4)	6,496
Goodwill		0		8,015,548	(4)(5)	8,015,548
Total Assets		53,918	5,935,121	8,015,548		14,004,587

Liabilities		4,483,496	3,761,604	0		8,245,100

Common Stock		42,617	1,000	828,000	(1)	$900,000
Company A				(1,000)	(3)
				29,383	(5)

Addt'l Pd in Capital		40,139,231		(828,000)	(1)	$2,101,760
				1,000	(3)
				(45,196,639)	(2)
				8,280,000	(4)
				(293,832)	(5)
Accumulated comprehensive income			132,685			132,685
Retained Earnings		(44,611,426)	2,039,833	45,196,639		$2,625,046

Total Owner Equity ("O/E")		(4,429,578)	2,173,518	8,015,551		5,759,491

Total Liabilities and O/E		$53,918	$5,935,121	$8,015,551		$14,004,590

FOOTNOTES	(1)	Issuance of 828,000,000 shares of $.001 par value Company A
		common stock in exchange for the outstanding
		common shares of Company T

	(2)	Eliminate Kaire Holding's retained earnings

	(3)	Eliminate company T's common stock

	(4)	Step up Company A assets to fair value
		Fair Value: Fair Value of the net assets acquired and the
		consideration paid are assumed to be equal.

	(5)	Issuance of 29,383,194 shares to the following:
		a) Steven Westlund - 27,000,000
		b) Randall Jones - 2,383,194

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
Proforma statement of operations - Three Months Ended
June 30, 2007

	Kaire	H&H	Company
Account	Pre-Merger	Pre-Merger	Post Merger

Revenues	$0	$1,808,395	$1,808,395
Cost of Goods Sold	0	1,566,208	1,566,208
			0
Gross Profit	0	242,187	242,187

Operating Expenses
General & admin expense	18,511	44,067	62,578
Rent	0	6,351
Salaries & Wages	0	33,479
			0
Total Operating Expenses	18,511	83,897	102,408

Operating Income (Loss)	(18,511)	158,289	139,778

Other Income (Expense)
Interest Income	0	955	955
Investment Income	0	0	0
Derivative Income (Expense)	40,775	0	40,775
Other Expense	(1,447)	0	(1,447)

Total Other Income (Expense)	39,328	955	40,283

Income (Loss) from continuing operations
before taxes	20,817	159,244	180,061

Income Taxes	0	(83,500)	(83,500)

Income (loss) From continuing Operations	20,817	75,744	96,561

Income (loss) from discontinued operations	22,079	0	22,079

Other comprehensive Income
Unrealized gain on investment		23,205

Net Income (loss)	$42,896	$98,949	$118,640

REVERSE ACQUISITION - Kaire Holdings Inc., and H&H Glass
Proforma statement of operations - Six Months Ending
June 30, 2007

	Kaire	H&H	Company
Account	Pre-Merger	Pre-Merger	Post Merger

Revenues	$0	$8,471,169	$8,471,169
Cost of Goods Sold	0	7,354,618	7,354,618
			0
Gross Profit	0	1,116,551	1,116,551

Operating Expenses
General & admin expense	51,281	300,673	351,954
Rent	0	38,108
Salaries & Wages	0	156,932
			0
Total Operating Expenses	51,281	495,714	546,995

Operating Income (Loss)	(51,281)	620,837	569,556

Other Income (Expense)
Interest Income	0	10,275	10,275
Investment Income	0	0	0
Derivative Income (Expense)	603,717	0	603,717
Other Expense	(6,906)	0	(6,906)

Total Other Income (Expense)	596,811	10,275	607,086
			0
Income (Loss) from continuing operations
before taxes	545,530	631,112	1,176,642

Income Taxes	0	(218,700)	(218,700)

Income (loss) From continuing Operations	545,530	412,412	957,942

Income (loss) from discontinued operations	39,684	0	39,684

Other comprehensive Income
Unrealized gain on investment		50,475	50,475

Net Income (loss)	$585,214	$462,887	$1,048,101